Exhibit 99.1

BGC Partners Reports First Quarter 2008 Preliminary Results

Combined Company Provides 2Q2008 Outlook Including Better Long-term Tax Rate; Institutes New Dividend Policy that it Expects will Result in an Annual Dividend per Share of at Least 60 Cents for the 12 Months Ended March 31, 2009

NEW YORK, NY – May 7, 2008 - BGC Partners, Inc. (Nasdaq: BGCP) (“BGC Partners” or the “Combined Company”), a leading global inter-dealer broker of financial instruments, today reported results for the first quarter ended March 31, 2008.

The merger of BGC Partners, LLC with and into eSpeed, Inc. to form BGC Partners, Inc. closed on April 1, 2008. Correspondingly, the Combined Company’s Form 10-Q for the first quarter of 2008 will contain financial results for eSpeed only on a pre-merger basis. As a result, this is the final press release in which BGC Partners discusses quarterly results for eSpeed on a pre-merger basis. Because the merger has been completed, this release provides preliminary first quarter 2008 results and second quarter 2008 outlook for the Combined Company as they will be consolidated post-merger.

Combined Company Preliminary Pro Forma First Quarter Financial Summary*

•	Revenues for BGC Partners, Inc. increased by approximately 22 percent in the first quarter of 2008 to $333 million, compared to $273 million in the first quarter of 2007;

•

In the first quarter of 2008, Revenues in Rates increased by approximately 11 percent, Credit by approximately 60 percent, Foreign Exchange by approximately 12 percent, and Other Asset Classes by approximately 39 percent, all when compared to the first quarter of 2007;

•	BGC Partners’ pre-tax distributable earnings increased by over 100 percent in the first quarter of 2008 to $51 million, compared to $24 million in the first quarter of 2007;†

•

The Combined Company’s effective tax rates are expected to be 22 percent for 2008 and 27 percent for 2009 and thereafter, which is an improvement compared to the previously expected tax rates of 28 percent and 32.5 percent, respectively;

•

BGC Partners intends to pay not less than 75 percent of its post-tax distributable earnings per fully diluted share as cash dividends to all common stockholders. Under this policy, the Combined Company expects to distribute two semi-annual payments totaling at least $0.60 per share for the twelve months ending March 31, 2009; and

•

BGC Partners plans to use the balance of its post-tax distributable earnings after distributions to all partnership units and dividend payments to stockholders to buy back shares or partnership units. The Combined Company’s board of directors has authorized repurchasing over $50 million of stock or partnership units for the purpose of initiating this plan.

Prior to the merger, and in connection with the separation of BGC Partners’ businesses from Cantor Fitzgerald L.P. (“Cantor”), the Combined Company incurred non-cash compensation charges of $87 million in the first quarter of 2008 under U.S. generally accepted accounting principles (“GAAP”). These non-cash charges were principally associated with non-cash, non-recurring redemption of a portion of the

*	The Pro Forma results for the Combined Company contained in this release reflect the effects of the separation and merger.
†

BGC Partners defines pre-tax distributable earnings as GAAP Income (loss) from continuing operations before minority interest and income taxes adjusted to exclude the following: Non-cash stock based equity compensation charges for equity granted or issued prior to the merger of BGC Partners with and into eSpeed Inc.; post-merger non-cash, non-dilutive equity-based compensation related to restricted equity unit (“REU”) conversion; allocation of net income to founding partners units; non cash asset impairment charges and; non-cash undistributed income or non-cash loss from equity investments. BGC Partners defines post-tax distributable earnings as pre-tax distributable earnings as if it were all taxed at the applicable effective tax rate. See the section of this release entitled “Distributable Earnings” for a more detailed discussion of distributable earnings.

equity held by certain executives and senior managers, as well as with non-cash charges related to additional pre-merger grants of founding partner interests to certain executives. The original issuance of this equity was dilutive to the interest held by Cantor. Due to these non-cash charges, the Combined Company recorded a GAAP net loss for fully diluted computation of approximately $30 million in the first quarter of 2008. The Combined Company experienced no decline in net assets associated with these results, as the compensation charges were offset by an approximately $87 million increase in additional paid-in capital from Cantor within Stockholders’ Equity. These GAAP results compare to GAAP income for fully diluted computation of $21 million in the first quarter of 2007.

“The highly retentive and tax efficient nature of our unique partnership structure, combined with our strong revenue growth and highly leverageable expense base, enabled BGC Partners to achieve a post-tax distributable earnings margin of approximately 12 percent for the first quarter of 2008, compared to approximately 8 percent in the prior year period,” said Howard W. Lutnick, Chairman and co-Chief Executive Officer of BGC Partners, Inc. “The Combined Company’s post-tax distributable earnings grew by over 80 percent year-over-year in the first quarter of 2008 to approximately $39 million. Because of our anticipated strong performance, and our tremendous cash flow generation, we expect the Combined Company to pay two semi-annual dividends to its common stockholders totaling at least $0.60 per share for the twelve months ending March 31, 2009.”

“BGC Partners’ revenues were up approximately 22 percent in the first quarter of 2008, and we expect revenue growth of approximately 15 percent in the second quarter of 2008,” said Lee M. Amaitis, Co-Chief Executive Officer of BGC Partners, Inc. “Because of the continuing expansion of our margins, we expect the Combined Company’s post-tax distributable earnings to more than double to between $36 million and $38 million in the second quarter of 2008 compared to the $13 million generated in the second quarter of 2007.”

eSpeed’s First Quarter Results Summary

	1Q2008 Actual	1Q2007Actual
GAAP Revenues	$40.7 MM	$41.6 MM
Non-GAAP Operating Revenues	$40.7 MM	$41.3 MM
GAAP Net (Loss) Income Per Diluted Share	$(0.01)	$0.02
Non-GAAP Net Operating Income Per Diluted Share	$0.02	$0.04

eSpeed’s First Quarter Earnings

eSpeed reported a GAAP net loss of $0.5 million, or $0.01 per diluted share, for the first quarter of 2008. To reflect earnings generated from the Company’s operations, eSpeed also reported non-GAAP net operating income of $1.1 million, or $0.02 per diluted share. The difference between non-GAAP net operating loss and GAAP net loss for the quarter was primarily due to a $1.2 million loss from eSpeed’s equity investments and $0.4 million in patent litigation costs. Both of these differences were net of tax.

In comparison, eSpeed reported GAAP net income of $0.8 million, or $0.02 per diluted share, for the first quarter of 2007. eSpeed also reported non-GAAP net operating income of $2.0 million, or $0.04 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the quarter occurred primarily due to $0.8 million in patent litigation costs and $0.4 million in losses from Aqua Securities L.P. (“Aqua”), both net of tax.

eSpeed’s First Quarter Revenues

eSpeed reported GAAP revenues and non-GAAP operating revenues of $40.7 million for the first quarter of 2008.

eSpeed reported GAAP revenues of $41.6 million and non-GAAP operating revenues of $41.3 million for the first quarter of 2007. The difference between GAAP and non-GAAP revenues for the first quarter of 2007 was Aqua operating revenues of $0.3 million, which were recorded as part of “Software Solutions and licensing fees from unrelated parties” prior to the separation of Aqua’s operations from those of eSpeed in October 2007.

GAAP revenues and non-GAAP operating revenues for fully electronic transactions were $13.5 million in the first quarter of 2008, compared with $17.9 million in the first quarter of 2007. First quarter 2007 fully electronic revenues included $1.3 million in revenues related to the Wagner patent and recorded in the first quarter of 2007 as part of “Fully electronic transactions with unrelated parties”. The Wagner patent expired in February of 2007.

GAAP and non-GAAP operating revenues from software solutions were $15.1 million in the first quarter of 2008 compared with $12.5 million in GAAP revenues and $12.2 million in non-GAAP operating revenues recorded in the first quarter of 2007. eSpeed recognized $1.6 million dollars in GAAP and non-GAAP operating revenues related to the Wagner patent as “Software Solutions and licensing fees from unrelated parties” in the first quarter of 2007.

GAAP and non-GAAP operating revenues from hybrid voice-assisted and screen-assisted revenues totaled $10.5 million in the first quarter of 2008 compared with $8.7 million in the first quarter of 2007.

See “eSpeed’s non-GAAP Financial Measures” below for a detailed description of the Company’s non-GAAP financial measures.

Preliminary Combined Company Pro Forma First Quarter Results

For the first quarter of 2008, BGC Partners’ revenues were approximately $333 million, up 22 percent compared to the prior year quarter’s $273 million.

For the first quarter of 2008, the Combined Company’s brokerage revenues were approximately $301 million, up 24 percent compared to $243 million in the prior year quarter. For the first quarter of 2008, Rates revenues increased by approximately 11 percent to $155 million, Credit revenues increased by approximately 60 percent to $83 million, Foreign Exchange revenues increased by approximately 12 percent to $37 million, and Other Asset Classes revenues increased by approximately 39 percent to $26 million, all compared to the prior-year quarter.

For the first quarter of 2008, Rates represented approximately 47 percent of BGC Partners’ total revenues, Credit approximately 25 percent, Foreign Exchange approximately 11 percent, and Other Asset Classes approximately 8 percent.

As a result of the separation of BGC Partners’ businesses from Cantor, which was effective on March 31, 2008, the Combined Company incurred non-cash GAAP compensation charges totaling $87 million in the first quarter of 2008. These expenses stemmed from non-cash charges related to redemptions of partnerships units issued prior to the merger in order to settle outstanding loan obligations of certain senior managers and executives to Cantor and other institutions; non-cash charges related to additional pre-merger grants of founding partner interests to certain executives; the activation of exchangeability of founding partner interests granted to certain executives pre-merger; and non-cash charges related to compensation expense for restricted stock units and restricted equity units granted pre-merger.

Primarily as a result of these non-cash compensation charges, the Combined Company recorded a GAAP net loss for fully diluted computation of approximately $30 million in the first quarter of 2008, versus GAAP net income for fully diluted computation of approximately $21 million in the first quarter of 2007.

The Combined Company’s pre-tax distributable earnings increased by over 100 percent in the first quarter of 2008 to $51 million, compared to $24 million in the first quarter of 2007. BGC Partners recorded post-tax distributable earnings of approximately $39 million in the first quarter of 2008, up by over 80 percent compared to $21 million in the first quarter of 2007.

Second Quarter Outlook for the Combined Company‡

The Combined Company is expected to generate revenues of approximately $315 million in the second quarter of 2008, up 15 percent from $273 million in the prior year period. The Combined Company expects second quarter 2008 pre-tax distributable earnings of $46 million to $49 million, which is an increase of over 150 percent compared to the $17 million generated in the year-earlier quarter. The Combined Company expects second quarter 2008 post-tax distributable earnings to more than double and to be in the range of $36 to $38 million, compared to the prior-year period’s $13 million.

Historically, the Combined Company’s businesses have typically generated approximately 52 percent of their revenues and 54 percent of their pre- and post-tax distributable earnings in the first half of the year, and approximately 48 percent of their revenues and 46 percent of their distributable earnings in the seasonally slower second half of the year, excluding acquisitions and significant increases in the number of brokers.

The Combined Company’s compensation and employee benefits were approximately 56 percent of total revenues in the first quarter of 2008, and are expected to remain between 55 and 60 percent of total revenues for the full year 2008, all exclusive of the previously discussed non-cash compensation charges of approximately $87 million.

The Combined Company currently anticipates having an effective tax rate of approximately 22 percent in 2008 and approximately 27 percent for 2009 and thereafter, which is an improvement to its prior expectation of 28 percent for 2008 and 32.5 percent thereafter. These new anticipated tax rates for 2008 and onward reflect net operating losses carry forwards, lower than anticipated tax rates in non-U.S. jurisdictions, and tax deductions associated with the conversion of BGC Holding units into shares of Class A common stock. The Combined Company currently has a fully diluted share count of approximately 188 million.

The second quarter of 2008 outlook for the Combined Company contained in this release does not include the potentially positive impact of any accretive acquisitions, any significant increase in brokerage headcount, or any increase in the percentage of its revenues from fully electronic trading, Software Solutions, and Market Data. The Combined Company intends to pursue these developments, which could have a significant beneficial effect on its profit margins and revenues were they to occur.

Beginning no later than the filing of its Form 10-Q for the second quarter of 2008 and the issuance of the related financial press release, BGC Partners will no longer report the results for eSpeed on a pre-merger basis and will instead report the results for the Combined Company on a post-merger consolidated basis. Since the combination with eSpeed was between related entities, BGC Partners will also report historical financial results on a consolidated basis as if the merger had occurred as of the earliest periods presented. This means that for its Form 10-Q for the second quarter of 2008, the Combined Company will provide financial results for the three months and six months ending June 30 in 2008 and 2007 on a post-merger consolidated basis.

First Quarter 2008 Conference Call for Analysts and Investors

BGC Partners will host a conference call on Thursday, May 8, 2008 at 8:30 A.M. EDT, to discuss the above results and outlook. To listen to the call via audio webcast, please visit www.bgcpartners.com. Please note: listeners must have a Real Media or Windows Media plug in and headphones or speakers to listen to the webcast. Please see the Combined Company’s press release dated April 10, 2008 for additional details regarding this conference call.

About BGC Partners, Inc.

BGC Partners, Inc. (Nasdaq: BGCP) is a leading global inter-dealer broker, specializing in the brokering of financial instruments and related derivatives products. BGC Partners provides integrated voice, hybrid,

‡	The Pro Forma outlook for the Combined Company contained in this release reflects the effects of the separation and merger.

and fully electronic execution and other brokerage services to many of the world’s largest and most creditworthy banks, broker-dealers, investment banks, and investment firms for a broad range of global financial products, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, commodities, structured products, and other instruments. Through its eSpeed and BGCantor Market Data brands, BGC Partners also offers financial technology solutions and market data and analytics related to select financial instruments and markets. Named after fixed income trading innovator B. Gerald Cantor, BGC Partners has offices in New York and London, as well as in Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto.

eSpeed’s Non-GAAP Financial Measures

To supplement eSpeed’s consolidated financial statements presented in accordance with GAAP and to better reflect eSpeed’s comparative quarter-over-quarter and year-over-year operating performance, eSpeed used non-GAAP financial measures of revenues, net income and earnings per share, which were adjusted to exclude certain expenses and gains. These non-GAAP financial measurements did not replace the presentation of eSpeed’s GAAP financial results but were provided to improve overall understanding of eSpeed’s financial performance. Specifically, eSpeed believed that the non-GAAP financial results provided useful information to both management and investors regarding certain additional financial and business trends relating to eSpeed’s financial condition and results from operations. In addition, eSpeed’s management used these measures for reviewing eSpeed’s financial results and evaluating eSpeed’s financial performance.

eSpeed considered “non-GAAP net operating income” to be after-tax income generated from its continuing operations excluding certain items it considered to be non-recurring or non-core, such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events.

The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents were generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets were generally treated as non-operating items. Management did not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income were difficult to forecast.

After the issuance of this release, the Combined Company will no longer report results or provide an outlook based on eSpeed’s former method of calculating non-GAAP results.

Distributable Earnings

“Pre-tax distributable earnings “and “post-tax distributable earnings” are supplemental measures of operating performance that will be used by management to evaluate the performance of BGC Partners and its subsidiaries. We believe that distributable earnings best reflects the operating earnings generated by the Combined Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders as well as to holders of BGC Holdings units during any period. As compared to “income (loss) from continuing operations before minority interest and income taxes”, “net income (loss) for fully diluted computation,” and “fully diluted earnings per share”, all prepared in accordance with GAAP, distributable earnings calculations exclude certain non-cash compensation and other expenses which do not involve the receipt or outlay of cash by BGC Partners, and which do not dilute existing stockholders, as described below.

Pre-tax distributable earnings are defined as GAAP income (loss) from continuing operations before minority interest and income taxes and exclude the following items:

•

Non-cash stock based equity compensation charges, for equity granted or issued prior to the merger of BGC Partners with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to REU conversion;

•	Non-cash undistributed income or non-cash loss from BGC Partners’ equity investments such as Aqua Securities, L.P. (“Aqua”) and ELX Electronic Liquidity Exchange (“ELX”); and

•	Allocation of net income to founding partners holding units;

•	Non-cash asset impairment charges, if any.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	Post-tax distributable earnings are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate as BGC Partners, Inc.

•	Post-tax distributable earnings per fully diluted share are defined as post-tax distributable earnings divided by the weighted average number of fully diluted shares for period.

In addition to the pro rata distribution of net income to founding partners holding units and to Cantor for its minority interest, BGC Partners, Inc. also expects to pay a semi-annual dividend to its stockholders. The amount of all of these payments is expected to be determined using the same definition of distributable earnings. The dividend to stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners, Inc. and generated over the two consecutive fiscal quarters ending prior to the record date for the dividend.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or income (loss) for fully diluted computation. Distributable earnings is not necessarily indicative of liquidity or cash available to fund our operations.

Pre- and post-tax distributable earnings are not intended to replace the presentation of BGC Partners, Inc.’s GAAP financial results. However, management does believe that they will help provide investors with a clearer understanding of the Combined Company’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results from operations. In addition, management uses these measures for reviewing the financial results for BGC Partners, Inc. and in evaluating its financial performance. Management believes that distributable earnings and the GAAP measures of the Combined Company’s financial performance should be considered together.

The Combined Company’s first quarter 2008 preliminary results for distributable earnings exclude approximately $89 million in non-cash charges, which consist of:

•

Non-cash charges related to redemptions of partnerships units issued prior to the merger in order to settle outstanding loan obligations of certain executives and senior managers to Cantor and other institutions. The pre-merger issuance of this equity was dilutive to Cantor.

•

Non-cash charges related to additional pre-merger grants of founding partner interests to certain executives and senior managers and the activation of exchangeability of founding partner interests granted pre-merger to certain executives. The pre-merger issuance of this equity was dilutive to Cantor;

•	Non-cash charges related to compensation expense related to restricted equity units in BGC Holdings, L.P., and restricted stock units granted pre-merger.

•	Non-cash undistributed income or non-cash loss from BGC Partners’ equity investments.

In the future, management does not anticipate providing an outlook for GAAP “income (loss) from continuing operations before minority interest and income taxes”, “net income (loss) for fully diluted computation,” and “fully diluted earnings per share”, because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to pre- and post-tax distributable earnings.

The following table provides a summary reconciliation between pre- and post-tax distributable earnings and pro forma GAAP net income (loss) for fully diluted computation and GAAP Income (loss) from continuing operations before minority interest and income taxes for the Combined Company for the first quarters of 2008 and 2007:

Pro Forma BGC Partners, Inc.

(in millions, except for per-share data)	Q1 2008 (a)	Q1 2007

Pro forma pre-tax distributable income (b)	$51	$24

Pre-tax adjustments:
Compensation expenses related to redemptions of partnerships units issued prior to the merger; additional pre-merger grants of founding partner interests to management and the activation of exchangeability of founding partner interests granted pre-merger; and non-cash charges related to compensation expense for restricted stock units and restricted equity units granted pre-merger	87	—

Equity loss on investments	2	—

Total pre-tax adjustments	89	—

Pro forma GAAP (loss) income before minority interest and income taxes (b)	$(38)	$24

Post-tax distributable earnings	$39	$21

Less: pre-tax adjustments (from above)	89	—
Income tax impact of pre-tax adjustments	(20)	—

Total adjustment	69	—

Pro forma GAAP net (loss) income for fully diluted computation	$(30)	$21

Pre-tax distributable earnings per share	$0.27	$0.13
Post-tax distributable earnings per share	$0.21	$0.11

Fully diluted weighted average shares of common stock outstanding	188	187

(a)	Q1 2008 results are preliminary.
(b)	Pro forma amounts do not give effect to income allocations to founding partners.

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of BGC Partners, Inc. (“we,” “our”, the “Company”, or the “Combined Company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for the Combined Company include, but are not limited to, our relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of our competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be affected by the extensive regulation of our businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations. Our ability to meet expectations with respect to payment of dividends, if any, will depend from period to period on our business and financial condition, our available cash, accounting or other charges and other factors relating to our business and financial condition and needs at the time.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the separation of the BGC businesses and merger and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in eSpeed’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008; in eSpeed’s definitive proxy statement, which was filed with the SEC on February 11, 2008; and in the Combined Company’s Registration Statement on Form S-1, which was filed with the SEC on April 18, 2008.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

CONTACTS

U.K. Media:

Adrian Thomas
44-(0)207-894-8647
athomas@bgcpartners.com

U.S. Media:

Florencia Panizza
212-294-7938
fpanizza@bgcpartners.com

Robert Hubbell
212-294-7820
rhubbell@bgcpartners.com

Investors:

Jason McGruder
212-829-4988
jmcgruder@bgcpartners.com

eSpeed, Inc and Subsidiaries

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

(in thousands, except per share data)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$17,555	$38,051
Reverse repurchase agreements with related parties	1,240	59,806

Total cash and cash equivalents	18,795	97,857
Loan receivable from related party	115,000	65,000
Marketable securities	2,267	2,353
Fixed assets, net	60,627	61,257
Investments	26,943	9,415
Goodwill	12,184	12,184
Other intangible assets, net	5,523	5,578
Receivable from related parties	40,395	17,612
Other assets	19,766	12,716

Total assets	$301,500	$283,972

Liabilities and Stockholders’ Equity
Current liabilities:
Payable to related parties	$11,838	$10,154
Accounts payable and accrued liabilities	35,640	33,095

Total current liabilities	47,478	43,249
Deferred income	18,673	6,852

Total liabilities	66,151	50,101

Class A common stock, par value $0.01 per share; 200,000 shares authorized; 37,960 and 36,796 shares issued, and 31,457 and 30,294 outstanding at March 31, 2008 and December 31, 2007, respectively	380	368
Class B common stock, par value $0.01 per share; 100,000 shares authorized; 19,498 and 20,498 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	195	205
Additional paid-in capital	314,955	313,238
Treasury stock, at cost; 6,502 shares of Class A common stock at March 31, 2008 and December 31, 2007 respectively	(62,597)	(62,597)
Accumulated other comprehensive loss	—	(61)
Accumulated deficit	(17,584)	(17,282)

Total stockholders’ equity	235,349	233,871

Total liabilities and stockholders’ equity	$301,500	$283,972

eSpeed, Inc and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues:
Transaction revenues with related parties
Fully electronic transactions with related parties	$13,506	$16,440
Fully electronic transactions with unrelated parties	—	1,506

Total fully electronic transactions	13,506	17,946
Voice-assisted brokerage transactions with related parties	8,212	6,974
Screen-assisted open outcry transactions with related parties	2,313	1,732

Total transaction revenues with related parties	24,031	26,652
Software Solutions fees from related parties	8,574	8,945
Software Solutions and licensing fees from unrelated parties	6,478	3,564
Interest income	1,643	2,473

Total revenues	40,726	41,634

Expenses:
Compensation and employee benefits	14,256	14,166
Amortization of software development costs and other intangibles	4,190	5,525
Other occupancy and equipment	10,091	9,377
Professional and consulting fees	2,187	2,895
Communications and client networks	2,840	2,103
Administrative fees to related parties	3,445	3,521
Other	4,227	2,665

Total operating expenses	41,236	40,252

Pre-tax operating (loss) income	(510)	1,382

Income tax (benefit) provision	(55)	546

GAAP net (loss) income	$(455)	$836

Per share data:

Basic GAAP (loss) earnings per share	$(0.01)	$0.02

Diluted GAAP (loss) earnings per share	$(0.01)	$0.02

Basic weighted average shares of common stock outstanding	50,825	50,423

Diluted weighted average shares of common stock outstanding	50,825	51,441

eSpeed, Inc. and Subsidiaries

NON-GAAP CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues:
Transaction revenues with related parties
Fully electronic transactions with related parties	$13,506	$16,440
Fully electronic transactions with unrelated parties	—	1,506

Total fully electronic transactions	13,506	17,946
Voice-assisted brokerage transactions with related parties	8,212	6,974
Screen-assisted open outcry transactions with related parties	2,313	1,732

Total transaction revenues with related parties	24,031	26,652
Software Solutions fees from related parties	8,574	8,945
Software Solutions and licensing fees from unrelated parties	6,478	3,283
Interest income	1,643	2,473

Total non-GAAP revenues	40,726	41,353

Expenses:
Compensation and employee benefits	14,256	13,964
Amortization of software development costs and other intangibles	4,190	5,418
Other occupancy and equipment	10,091	9,009
Professional and consulting fees	1,651	1,617
Communications and client networks	2,840	2,081
Administrative fees to related parties	3,445	3,383
Other	2,480	2,634

Total non-GAAP operating expenses	38,953	38,106

Pre-tax operating income	1,773	3,247
Income tax provision	629	1,212

Net operating income	1,144	2,035

Non-operating income (loss):
Litigation costs, net of tax	(371)	(827)
Loss from discontinued business, net of tax	—	(372)
Loss on investments, net of tax	(1,228)	—

Total non-operating loss	(1,599)	(1,199)

GAAP net (loss) income	(455)	836

Per share data:
Basic pre-tax operating income per share	$0.03	$0.06
Basic tax provision per share	$0.01	$0.02

Basic net operating income per share	$0.02	$0.04
Basic non-operating loss per share	$(0.03)	$(0.02)

Basic GAAP (loss) income per share	$(0.01)	$0.02

Diluted pre-tax operating income per share	$0.03	$0.06
Diluted tax provision per share	$0.01	$0.02

Diluted net operating income per share	$0.02	$0.04
Diluted non-operating (loss) per share	$(0.03)	$(0.02)

Diluted GAAP (loss) income per share	$(0.01)	$0.02

Basic weighted average shares of common stock outstanding	50,825	50,423

Diluted weighted average shares of common stock outstanding	50,825	51,441

Additional data:
Pre-tax operating margin	4.4%	7.9%

eSpeed, Inc. & Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net (loss) income	$(455)	$836
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,823	8,423
Unrealized loss on fair value of investments	86	—
Equity in net loss of unconsolidated investments	1,785	(22)
Deferred income tax expense	(78)	517
Stock-based compensation	809	794
Tax benefit from stock-based compensation	78	22
Excess tax benefits from stock-based compensation	(13)	(14)
Recognition of deferred revenue	(2,611)	(1,152)

Changes in operating assets and liabilities, net of effect of business acquisitions
Receivable from related parties	(22,783)	58
Other assets	(7,060)	193
Payable to related parties	1,684	2,355
Accounts payable and accrued expenses	2,545	887
Deferred revenue	(3,901)	828

Net cash (used in) provided by operating activities	(22,091)	13,725

Cash flows from investing activities:
Unsecured loan to related party	(115,000)	—
Secured loan to related party	65,000	—
Purchase of fixed assets	(2,462)	(1,205)
Purchase of marketable securities	—	(2,229)
Capitalization of software development costs	(4,156)	(6,197)
Capitalization of patent defense and registration costs	(520)	(435)
Decrease in restricted cash	302	1,322
Investment in unconsolidated entities	(980)	—

Net cash used in investing activities	(57,816)	(8,744)

Cash flows from financing activities:
Repurchase of Class A common stock	—	(373)
Proceeds from exercises of stock options and warrants	1,105	95
Excess tax benefit from stock based compensation	13	14
Cancellation of restricted stock units in satisfaction of withholding tax requirements	(273)	—

Net cash provided by (used in) financing activities	845	(264)

Net (decrease) increase in cash and cash equivalents	(79,062)	4,717

Cash and cash equivalents at beginning of period	38,051	21,838
Reverse repurchase agreements with related parties at beginning of period	59,806	166,009

Total cash and cash equivalents at beginning of period	97,857	187,847

Cash and cash equivalents at end of period	17,555	5,333
Reverse repurchase agreements with related parties at end of period	1,240	187,231

Total cash and cash equivalents at end of period	$18,795	$192,564

Supplemental cash information:
Cash paid for income taxes	$323	$35
Conversion of Class B common stock to Class A common stock	10

eSpeed, Inc. & Subsidiaries

CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2008	March 31, 2007
Non-GAAP income before income taxes	$1,773	$3,247

Depreciation and amortization	7,823	8,423
Other non-cash and non-operating items	(2,472)	(2,259)

Non-GAAP income before income taxes adjusted for depreciation, amortization and other	7,124	9,411

Provision for income taxes on non-GAAP operating income	(629)	(1,212)
Income tax benefit (provision) on non-operating (loss) income	606	666
Deferred income tax expense	(78)	517
Tax benefit from stock-based compensation	78	22
Income taxes paid	323	35

Increase in current income tax payable	300	28

Changes in related party receivable and payable, net	(21,099)	2,413
Changes in other operating assets and liabilities, net	(8,416)	1,873

Net cash (used in) provided by operating activities	(22,091)	13,725

Purchase of fixed assets	(2,462)	(1,205)
Purchase of marketable securities	—	(2,229)
Capitalization of software development costs	(4,156)	(6,197)
Capitalization of patent defense and registration costs	(520)	(435)
Decrease in restricted cash	302	1,322
Investment in unconsolidated subsidiaries	(980)	—

Free cash flows	(29,907)	4,981

Related party receivable and payable, net	21,099	(2,413)

Free cash flows, net of related party activity	$(8,808)	$2,568

eSpeed, Inc. and Subsidiaries

RECONCILIATION of NON-GAAP FINANCIAL MEASURES TO GAAP (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues	$40,726	41,353
Gain from discontinued business [a]	—	281

GAAP revenues	$40,726	$41,634

Operating expenses	$38,953	$38,106
Litigation costs [b]	536	1,278
Loss on investments [c]	1,747	—
Loss from discontinued business [d]	—	868

GAAP expenses	$41,236	$40,252

Non-GAAP pre-tax operating income	$1,773	$3,247
Sum of reconciling items = [a] - [b] - [c] - [d]	(2,283)	(1,865)

GAAP income before income tax provision	$(510)	$1,382

Non-GAAP provision for income taxes	$629	$1,212
Income tax expense on non-operating income [e]	(684)	(666)

GAAP provision for income taxes	$(55)	$546

Non-GAAP net operating income	$1,144	$2,035
Sum of reconciling items = [a] - [b] - [c] - [d] - [e]	(1,599)	(1,199)

GAAP net income	$(455)	$836

eSpeed, Inc. and Subsidiaries

Quarterly Market Activity Report

The following table provides certain volume and transaction count information on the eSpeed system for the periods indicated.

						% Change	% Change
	1Q07	2Q07	3Q07	4Q07	1Q08	1Q08 vs 4Q07	1Q08 vs 1Q07
Volume (in billions)
Fully Electronic Volume - Excluding New Products	11,809	10,281	12,689	11,364	13,155	15.8%	11.4%
Fully Electronic Volume - New Products*	1,415	1,066	990	1,335	1,405	5.3%	(0.7)%

Total Fully Electronic Volume	13,224	11,347	13,679	12,699	14,560	14.7%	10.1%

Voice-Assisted Volume	8,884	9,820	10,883	9,769	12,967	32.7%	46.0%
Screen-Assisted Volume	7,486	7,317	8,438	7,503	9,016	20.2%	20.4%

Total Voice/Screen-Assisted Volume	16,370	17,137	19,321	17,272	21,983	27.3%	34.3%

Total Volume	29,594	28,484	33,000	29,971	36,543	21.9%	23.5%

Transaction Count
Fully Electronic Transactions - Excluding New Products	2,062,341	1,749,219	2,660,756	2,810,937	3,865,649	37.5%	87.4%
Fully Electronic Transactions - New Products*	144,378	153,673	128,425	125,631	248,286	97.6%	72.0%

Total Fully Electronic Transactions	2,206,719	1,902,892	2,789,181	2,936,568	4,113,935	40.1%	86.4%

Voice-Assisted Transactions	201,250	209,504	216,436	202,500	232,137	14.6%	15.3%
Screen-Assisted Transactions	92,496	114,320	119,370	116,826	135,671	16.1%	46.7%

Total Voice/Screen-Assisted Volume	293,746	323,824	335,806	319,326	367,808	15.2%	25.2%

Total Transactions	2,500,464	2,226,716	3,124,987	3,255,894	4,481,743	37.7%	79.2%

Trading Days	62	64	63	62	61

*  New Products defined as Foreign Exchange, Interest Rate Swaps, Repos, Futures, and Credit Default Swaps. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Global Interest Rate Futures Volume (1)
CBOT - US Treasury Contracts	161,232,523	171,180,151	190,159,708	169,104,983	194,563,399	15.1%	20.7%
CME - Euro $ Contracts	152,724,717	148,244,973	180,358,177	140,142,461	191,121,345	36.4%	25.1%
EUREX - Bund Contracts	88,987,126	88,867,284	91,302,644	72,162,362	84,683,863	17.4%	(4.8)%

Fed UST Primary Dealer Volume (in billions) (2)
UST Volume	34,437	33,100	39,414	35,044	41,815	19.3%	21.4%
Average Daily UST Volume	555	517	626	565	685	21.3%	23.4%

NYSE - Volume (shares traded) - in millions (3)	123,765	127,755	145,470	135,045	158,453	17.3%	28.0%
Transaction Value - in millions	4,943,056	5,339,909	6,015,397	5,577,200	5,781,700	3.7%	17.0%

NASDAQ - Volume (shares traded) - in millions (4)	131,410	134,007	136,916	139,202	149,378	7.3%	13.7%
Transaction Value - in millions	3,300,788	3,526,949	3,896,657	4,536,801	4,363,261	(3.8%)	32.2%

Sources:	(1) Futures Industry Association - Monthly Volume Report - (www.cbot.com, www.cme.com, www.eurexchange.com)
(2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank
(3) NYSE - www.nyse.com
(4) NASDAQ - www.marketdata.nasdaq.com

Trading Days
2008
Q1	Q2	Q3	Q4
61	64	64	62

2007
Q1	Q2	Q3	Q4
62	64	63	62